[EX-99.906CERT]
Exhibit (b)

SECTION 906 CERTIFICATIONS
In connection with this report on Form N-CSR for the Registrant as furnished to the Securities and
Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to Section
906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934, as applicable; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

	By:	/s/ Stephen E. Canter
Stephen E. Canter
Chief Executive Officer

	Date:	February 27, 2004

	By:	/s/James Windels
James Windels
Chief Financial Officer

	Date:	February 27, 2004
This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934.

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